Table of Contents

Filed Pursuant to Rule 424(b)(2)

Registration No. 333-265526

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 15, 2022)

2,000,000 Shares of Common Stock

We are offering 2,000,000 shares of our common stock, par value $0.001 per share (“Common Stock”) at an offering price of $1.00 per share of Common Stock in this offering pursuant to this prospectus supplement and the accompanying prospectus.

Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “APCX.” On March 25, 2024, the closing sale price of our Common Stock was $1.65 per share.

Investing in any of our securities involves a high degree of risk. See the “Risk Factors” section beginning on page S-5 of this prospectus supplement and page 4 of the accompanying prospectus, as well as our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$1.00	$2,000,000
Underwriting discounts and commissions (1)	$0.07	$140,000
Proceeds, before expenses, to us	$0.93	$1,860,000

(1)	See the section entitled “Underwriting” on page S-12 for additional information regarding underwriting compensation.

The underwriters may also purchase up to an additional 300,000 shares of our Common Stock from us, at the public offering price less the underwriting discount, within 45 days from the delivery of the securities being offered pursuant to this prospectus supplement.

Delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about March 27, 2024, subject to the satisfaction of certain closing conditions.

Sole Book-Running Manager

This prospectus supplement is dated March 26, 2024

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.

This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts, combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein that we filed with the SEC before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein.

You should rely only on the information that we have included or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus we may authorize to be delivered or made available to you. We have not, and the Underwriter has not, authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we may authorize to be delivered or made available to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus supplement or the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference herein or therein is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement or accompanying prospectus is delivered, or securities are sold, on a later date.

This prospectus supplement contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed or have been or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms apart, and you may obtain copies of those documents as described in this prospectus supplement under the heading “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise stated in this prospectus, or the context otherwise requires, references to the “Company,” “we,” “us,” “our” or “AppTech” refer specifically to AppTech Payments Corp. and its consolidated subsidiaries. When we refer to “you,” we mean the potential holders of our securities. Capitalized terms used, but not defined, in this prospectus supplement are defined in the accompanying prospectus.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in other parts of this prospectus supplement. Because it is only a summary, it does not contain all of the information that you should consider before investing in our shares of our Common Stock, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read all such documents carefully, and you should pay special attention to the information contained under the caption entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus, in our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2022, in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, and in our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding to buy our securities.

Overview

The financial services industry is going through a period of intensive change driven by the advancement of technology and the rapid rise of contactless transactions due to societal changes, in part, as a response to COVID-19. End-users expect ease of use and an enhanced user experience in all of their daily financial interactions. In this rapidly evolving digital marketplace, businesses face broad and ever-changing requirements to meet consumer expectations and achieve the operational efficiencies necessary to maintain a competitive edge.

To survive and succeed in this environment, businesses must adopt new technologies in order to engage, communicate, process payments, and manage payouts with their customers. They need a supplier who will widely support innovation and adaptation as the industry evolves. AppTech believes that its technologies will greatly increase the adoption of digital payments and banking solutions in sectors that must adapt and migrate to new, secure digital Fintech technologies. By embracing advancements in the payment and banking industries, AppTech is well-positioned to meet the growing needs of existing and prospective clients and it intends for its current and future products to be at the forefront of solving these accelerated market needs.

The financial services industry is going through a period of intensive growth driven by the advancement of technology and the rapid rise of contactless transactions due to societal changes, in part, as a response to COVID-19. End-users expect ease of use and an enhanced user experience in all their daily financial interactions. In this rapidly evolving digital marketplace, businesses have broad and frequently changing requirements to meet consumer expectations and operational efficiencies to maintain their competitive edge.

To flourish in this environment, businesses need to adopt new technologies to engage, communicate and process payments and manage payouts with their customers from a supplier that widely supports innovation and adaptation as the industry evolves. We believe our technologies will greatly increase the adoption of omni-channel payments and digital banking solutions in sectors that must quickly adapt and migrate to new, secure digital Fintech technologies. By embracing advancements in the payment and banking industries, we are well-positioned to meet the growing needs of existing and prospective clients and intend for our current and future products to be at the forefront of solving these accelerated market needs.

AppTech’s all-in-one Fintech platform, FinZeo™, delivers best-in-class financial technologies and capabilities through an ever-evolving modular cloud/edge-based architecture. The FinZeo platform houses a large array of financial products and services that can be implemented off-the-shelf or customized via modern APIs. Within its FinZeo platform, AppTech offers Payments-as-a-Service (“PaaS”), Banking-as-a-Service (“BaaS”), and the Commerse™ Portal.

FinZeo provides PaaS via integrated solutions for frictionless digital and mobile payment acceptance. These solutions provide advanced payment processing solutions by catering to the unique needs of each merchant. FinZeo’s PaaS solutions include ACH (automatic clearing house), credit & debit cards, eCheck, mobile processing, electronic billing, and text-to-pay. PaaS will also solve for multi-use case, multi-channel, API-driven, account-based issuer processing for card, digital tokens, and payment transfer transactions.

S-1

AppTech is positioned to further accelerate digital transformation through BaaS, layered with financial management tools that empower financial institutions to provide businesses, professionals, and individuals with the ability to better manage their finances anywhere, anytime, at a fraction of the cost of traditional banking and financial services. BaaS fosters an ecosystem of immersive and scalable digital financial management services, including FinZeo's groundbreaking automated underwriting portal. By digitizing the underwriting process, Automated Underwriting expedites business onboarding with its intuitive digital application and e-signature capabilities. This portal offers customizable pricing, risk models, and access to multiple processors, ensuring tailored solutions for diverse needs.

The Commerse Portal empowers Independent Sales Organizations (ISOs) and Independent Software Vendors (ISVs) to integrate their businesses seamlessly, facilitating swift technology adoption. By leveraging the Commerse portal, ISOs/ISVs can streamline operations and foster growth, meeting the economic demands of their merchants. Through personalized portals, ISOs/ISVs have the flexibility to select and integrate FinZeo payments and banking services, thereby enhancing their offerings to clients.

FinZeo has a flexible architecture and can be fully white-labeled to allow for rich, personalized payment and banking experiences. This cloud-based platform combines elements of AppTech’s intellectual property, BaaS, PaaS, and Commerse™ Portal to create a one-hub connection point of multi-tenant portals, giving the merchant, ISO/ISV, and each customer a well-defined user experience.

Corporate Information

We were originally formed as a Florida corporation on July 2, 1998 as Health Express USA, Inc. On August 29, 2005, we changed our name to CSI Business, Inc. and reincorporated as a Nevada corporation. On September 15, 2006, we changed our name to Natural Nutrition Inc. On October 27, 2009, we changed our name to AppTech Corp. We filed Articles of Domestication to change the domicile of the Company from Nevada to Wyoming on July 18, 2011. We reincorporated in Delaware on December 23, 2021 and changed our name to AppTech Payments Corp. Our principal executive offices are located at 5876 Owens Avenue, Suite 100, Carlsbad, California 92008. Our phone number is (760) 707-5959. Our website address is www.apptechcorp.com. We do not incorporate the information on or accessible through our website into this prospectus supplement or the accompanying prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference.

S-2

The Offering

Common Stock offered by us	2,000,000 shares of Common Stock

Offering Price	$1.00 per share of Common Stock

Common Stock to be outstanding prior to this offering	22,684,317 shares of Common Stock

Common Stock to be outstanding after this offering	24,684,317 shares of Common Stock (or 24,984,317 if the underwriters exercise their option to purchase additional shares of Common Stock in full)

Underwriters’ option to purchase additional shares of Common Stock	The underwriters have an option, exercisable for 45 days after delivery of the securities being offered pursuant to this prospectus supplement, to purchase up to an additional 300,000 shares of Common Stock from us at the public offering prices, less underwriting discounts.

Use of Proceeds	We estimate the net proceeds from this offering will be approximately $1.8 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We currently intend to use the net proceeds from the sale of our securities under this prospectus for integration of existing business, working capital and general corporate purposes. See the section entitled “Use of Proceeds” on page S-9 of this prospectus supplement.

Company Standstill	We have agreed, that subject to certain exceptions, we will not, until forty-five days after the closing of this offering after the closing of this offering, offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly of any of our shares of common stock.

Risk Factors	Investing in our Common Stock involves a high degree of risk. See the “Risk Factors” section on page S-5 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

Nasdaq symbol	Our Common Stock is listed on Nasdaq under the symbol “APCX.”

S-3

The number of shares of our Common Stock to be outstanding after this offering is based on 22,684,317 shares of our Common Stock outstanding as of March 25, 2024, and excludes, as of such date:

●	14 shares of Series A Preferred Shares convertible into an aggregate of 1,148 shares of Common Stock at a conversion price of $0 per share;

●	3,725,565 shares of Common Stock issuable upon the exercise of options outstanding at a weighted average exercise price of $1.77 per share;

●	794,257 shares of Common Stock available for issuance under the 2023 Equity Incentive Plan;

●	4,156,626 shares of Common Stock issuable upon exercise of the warrants issued in our initial public offering in January 2022 at an exercise price of $4.15 per share; and

●	1,666,667 shares of Common Stock issuable upon exercise of the private placement warrants issued in our February 2023 offering with an exercise price of $2.74 per share.

●	1,666,667 shares of Common Stock issuable upon exercise of the Warrants offered in our October 2023 offering with an exercise price of $2.74 per share.

Except as otherwise indicated, all information in this prospectus supplement assumes (i) no exercise of the outstanding options or warrants described above and (ii) no exercise by the underwriters of their option to purchase up to 300,000 additional shares of Common Stock.

S-4

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described below, in the accompanying prospectus, and any documents incorporated by reference herein and therein. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2022, as revised or supplemented by our most Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Our business, business prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment.

Risks Related to This Offering

You will experience immediate and substantial dilution in the net tangible book value per share of the Common Stock you purchase. You may also experience future dilution as a result of future equity offerings.

The price per share, together with the number of shares of our Common Stock we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our Common Stock. Our historical net tangible book value as of September 30, 2023, was negative $682 thousand, or approximately negative $0.04 based on 19,020,008 shares of our Common Stock. After giving effect to the sale by us of 2,000,000 shares of our Common Stock at the offering price of $1.00  per share of Common Stock and after deducting underwriting discounts and commissions and estimated offering expenses, our as adjusted net tangible book value as of September 30, 2023 would have been $1.0 million, or approximately $0.05 per share of our Common Stock. This represents an immediate increase in the net tangible book value of $0.09 per share of our Common Stock to our existing stockholders and an immediate dilution in net tangible book value of approximately $0.95 per share of our Common Stock to new investors, representing the difference between the public offering price and our as adjusted net tangible book value as of September 30, 2023, after giving effect to this offering, and the public offering price per share. Furthermore, if outstanding options or warrants are exercised, you could experience further dilution.

In addition, we have a significant number of stock options and warrants outstanding, and, in order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. In the event that the outstanding options or warrants are exercised or settled, or that we make additional issuances of Common Stock or other convertible or exchangeable securities, you could experience additional dilution. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase shares of Common Stock in this offering. The price per share at which we sell additional shares of our Common Stock or securities convertible into Common Stock in future transactions, may be higher or lower than the price per share in this offering. As a result, purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell at prices significantly below the price at which they invested. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

The market price of our Common Stock has been volatile and may continue to be volatile due to numerous circumstances beyond our control, and stockholders could lose all or part of their investment.

The market price of our Common Stock may be highly volatile. Our stock price could be subject to wide fluctuations in response to a variety of factors, which include:

•	future announcements about us, our collaborators, or competitors, including the results of testing, technological innovations, or new products and services;

•	depletion of cash reserves;

S-5

•	additions or departures of key personnel;

•	operating results that fall below expectations;

•	announcements by us relating to any strategic relationship;

•	sales of equity securities or issuance of debt;

•	industry developments;

•	changes in state, provincial, or federal regulations affecting us and our industry;

•	the continued large fluctuations in major stock market indexes which causes investors to sell our Common Stock;

•	economic, political, and other external factors; and

•	period-to-period fluctuations in our financial results.

In addition, the stock market in general, and the stock companies in industries like ours, in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the issuer. During the 12-month period ended March 25, 2024, our Common Stock has traded as high as $4.70 per share and as low as $1.20 per share.

These broad market fluctuations may adversely affect the trading price of our Common Stock. These and other external factors have caused and may continue to cause the market price and demand for our Common Stock to fluctuate, which may limit or prevent investors from readily selling their shares of Common Stock and may otherwise negatively affect the liquidity of our Common Stock. While the market price of our Common Stock may respond to developments regarding operating performance and prospects, expansion plans, and developments regarding our industry, we believe that the extreme volatility we experienced in recent periods reflects market and trading dynamics unrelated to our underlying business, our actual or expected operating performance, our financial condition, or macro or industry fundamentals, and we do not know if these dynamics will continue or how long they will last. Under these circumstances, we caution you against investing in our Common Stock, unless you are prepared to incur the risk of losing all or a substantial portion of your investment.

Resales of our Common Stock in the public market during this offering by our stockholders may cause the market price of our Common Stock to fall.

Sales of a substantial number of shares of our Common Stock could occur at any time. The issuance of new shares of our Common Stock could result in resales of our Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our Common Stock.

S-6

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds from the offering of securities under this prospectus for integration of existing business, working capital and general corporate purposes, as described in the section of this prospectus supplement entitled “Use of Proceeds.” We will have broad discretion in the application of the net proceeds in the category of general corporate purposes and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

The precise amount and timing of the application of these proceeds, if any, will depend upon a number of factors, such as our funding requirements and the availability and costs of other funds. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate.

The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments. These investments may not yield a favorable return to our stockholders.

This offering may cause the trading price of our Common Stock to decrease.

The price per share, together with the number of shares of Common Stock we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our Common Stock. This decrease may continue after the completion of this offering.

S-7

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in this prospectus and in other documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to:

•	delays and uncertainty associated with the onboarding of clients onto our platform;
•	substantial investment and costs associated with new potential revenue streams and their corresponding contractual obligations;
•	a slowdown or reduction in our sales due to a reduction in end-user demand, unanticipated competition, regulatory issues, or other unexpected circumstances;
•	uncertainty regarding adverse macroeconomic conditions, including inflation, a recession, changes to fiscal and monetary policy, tighter credit, higher interest rates, consumer confidence and spending, and high unemployment;
•	dependence on third parties needed to facilitate our automated clearing house ("ACH") and merchant service capabilities;
•	delay in or failure to obtain regulatory approval for any future products in additional countries, and;
•	current and future laws and regulations.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any document incorporated by reference herein and therein is accurate as of its date only. Because the risks referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors may arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement, the accompanying prospectus, any other prospectus supplement and any document incorporated herein or therein by reference, and particularly our forward-looking statements, by these cautionary statements.

S-8

USE OF PROCEEDS

We estimate the net proceeds to us from the sale of the common stock will be approximately $1.8 million (or $2.1 million if the underwriters exercise their option to purchase additional shares), after deducting the underwriting discounts and commissions and estimated offering expenses. We intend to use the net proceeds from this offering for integration of existing business, working capital and general corporate purposes.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering.

S-9

dilution

If you purchase our Common Stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our Common Stock immediately after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our Common Stock issued and outstanding as of September 30, 2023.

Our net tangible book value as of September 30, 2023 was approximately negative $682 thousand, or approximately negative $0.04 based on 19,020,008 shares of our Common Stock outstanding as of that date. After giving effect to the sale by us of: 2,000,000 shares of our Common Stock at the offering price of $1.00  per share of Common Stock and after deducting underwriting discounts and commissions and estimated offering expenses, our as adjusted net tangible book value as of September 30, 2023 would have been $1.0 million , or $0.05 per share of our Common Stock. This represents an immediate increase in the net tangible book value of $0.09 per share of our Common Stock to our existing stockholders and an immediate dilution in net tangible book value of approximately $0.95 per share of our Common Stock to new investors. The following table illustrates this per share dilution assuming the underwriters do not exercise their option to purchase additional shares of Common Stock:

Public offering price per share of our Common Stock	$1.00
Net tangible book value per share as of September 30, 2023	$(0.04)
Increase in net tangible book value per share of our Common Stock attributable to this offering	$0.09
As adjusted net tangible book value per share of our Common Stock as of September 30, 2023, after giving effect to this offering	$0.05
Dilution per share to new investors purchasing shares of our Common Stock in this offering	$0.95

The above discussion and table are based on 19,020,008 shares of our Common Stock outstanding as of September 30, 2023. The number of shares outstanding as of March 25, 2024 excludes, as of such date:

●	14 shares of Series A Preferred Shares convertible into 1,148 shares of Common Stock at a conversion price of $0 per share;

●	3,725,565 shares of Common Stock issuable upon the exercise of options outstanding at a weighted average exercise price of $1.77 per share;

●	794,257 shares of Common Stock available for issuance under the 2023 Equity Incentive Plan;

●	4,156,626 shares of Common Stock issuable upon exercise of the warrants issued in our IPO at an exercise price of $4.15 per share; and

●	1,666,667 shares of Common Stock issuable upon exercise of the private placement warrants issued in our February 2023 offering with an exercise price of $2.74 per share.

●	1,666,667 shares of Common Stock issuable upon exercise of the Warrants offered in our October 2023 offering with an exercise price of $2.74 per share.

To the extent that options or warrants are exercised, new options or other equity awards are issued under our equity incentive plans, or we issue additional shares of Common Stock or other equity or convertible debt securities in the future, there may be further dilution to investors participating in this offering. In addition, we may offer shares of our Common Stock or other securities exercisable or convertible into shares of Common Stock in other offerings due to market conditions or strategic considerations. To the extent we issue such shares of Common Stock and/or securities, and such securities are converted or exercised for shares of our Common Stock, investors may experience further dilution.

S-10

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 2,000,000 shares of our Common Stock.

Common Stock

The material terms and provisions of our Common Stock and each other class of our securities that qualifies or limits our Common Stock are described in the section entitled “Description of Securities We May Offer” beginning on page 4 of the accompanying prospectus.

We currently have authorized 105,263,158 shares of common stock, par value $0.001 per share. As of March 25, 2024, there were 22,684,317 shares of common stock outstanding held of record by 5,168 stockholders. Holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and nonassessable.

S-11

UNDERWRITING

EF Hutton LLC is acting as representative of each of the underwriters named below (the “Representative”). Subject to the terms and conditions set forth in an underwriting agreement between us and the Representative, we have agreed to sell to each underwriter named below such securities set forth opposite its name in the below table at the public offering price, less the underwriting discounts and commissions set forth on the cover page of this prospectus.

Underwriter	Number of Shares of Common Stock
EF Hutton LLC	1,995,000
R.F. Lafferty & Co., Inc.	5,000
Total	2,000,000

The underwriting agreement provides that, subject to the terms and conditions contained therein, the underwriters are obligated to take and pay for all of the shares of Common Stock in the offering if any of the shares of Common Stock are purchased, other than the shares of Common Stock covered by the over-allotment option described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

Over-Allotment Option

We have granted to the underwriters an option, exercisable no later than 45 days after delivery of the securities being offered pursuant to the prospectus supplement, to purchase up to an additional  300,000  shares of common stock (15% of shares sold in this Offering) at the public offering prices, less the underwriting discounts. If the underwriters exercise this option, each underwriter will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares as set forth in the underwriting agreement.

Discounts and Commissions

The underwriters propose to offer the shares of common stock initially at the public offering prices on the cover page of this prospectus. After the initial offering, the public offering prices, concession or any other term of the offering may be changed.

The following table summarizes the underwriting discounts and commissions and proceeds, before expenses, to us, assuming both no exercise and full exercise by the underwriters of the over-allotment option:

	Per Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Public offering price	$1.00	$2,000,000	$2,300,000
Underwriting discounts and commissions (7.0%)	$0.07	$140,000	$161,000
Proceeds to us, before fees and expenses	$0.93	$1,860,000	$2,139,000

S-12

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $75,000, which includes certain expenses incurred by the underwriters in connection with this offering that will be reimbursed by us. We have agreed to reimburse the Representative for all reasonable out-of-pocket costs and expenses incident to the performance of its obligations under the underwriting agreement (including, without limitation, the fees and expenses of its outside attorneys, background checks and due diligence costs), provided that, excluding certain expenses related to indemnification and Blue-Sky and FINRA filings, if any, such costs and expenses shall not exceed $75,000.

We have also agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Tail Financing

We agreed to pay the Representative a cash fee equal to seven percent (7.0%) of the gross proceeds received by us from the sale of any equity, debt and/or equity derivative instruments to any investor actually introduced by the Representative to us during the term of engagement with it, in connection with any public or private financing or capital raise (each a “Tail Financing”), and such Tail Financing is consummated at any time during the term of our engagement with them or within the six (6) month period following the expiration or termination of our engagement with them (the “Tail Period”), provided that such Tail Financing is by a party actually introduced to the Company in an offering in which we had direct knowledge of such party’s participation

Company Standstill

In connection with this offering, we have agreed that, without the prior written consent of the Representative, for a period commencing on the date of the underwriting agreement and ending on the date that is forty-five (45) days after the closing of the offering, we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

These restrictions above do not apply in certain situations, including, among others:

●	the issuance and sale of shares of common stock to be sold on connection with the offering;

●	the issuance by the Company of shares of common stock upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof; and

●	the issuance by the Company of stock options, shares of capital stock of the Company or other awards under any equity compensation plan of the Company.

S-13

LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon for us by Nelson Mullins Riley & Scarborough LLP, Washington, DC. The Underwriter is being represented in connection with this offering by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The financial statements of AppTech, Inc. as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022, incorporated by reference in this prospectus supplement and the accompanying prospectus to the Annual Report on Form 10-K for the year ended December 31, 2022, have been so incorporated in reliance on the report of dbbmckennon, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and the securities offered in this prospectus, reference is made to that registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available for free to the public over the Internet on the SEC’s website at www.sec.gov. Our Common Stock is listed on The Nasdaq Capital Market under the symbol “APCX” and our warrants are listed on The Nasdaq Capital Market under the symbol “APCXW.” General information about our company, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.apptechcorp.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on, or that can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

S-14

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means important information may be disclosed to you by referring you to another document filed separately with the SEC. Any information incorporated by reference is deemed to be part of this prospectus supplement.

We incorporate by reference in this prospectus supplement the documents set forth below that have been previously filed with the SEC as well as any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus supplement and before the termination of the applicable offering; provided, however, that, except as specifically provided below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

●	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 20, 2023, as amended on August 21, 2023;

●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 21, 2023 (to the extent incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022, as amended);

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, filed with the SEC on May 8, 2023, August 14, 2023 and November 14, 2023, respectively;

●	our Current Reports on Form 8-K, filed with the SEC on January 31, 2023, March 24, 2023, April 5, 2023, May 5, 2023, June 7, 2023, June 16, 2023, June 21, 2023, August 2, 2023, August 14, 2023, August 21, 2023, October 16, 2023, October 24, 2023, October 26, 2023 and October 27, 2023; and

●	the description of our common stock contained in our registration statement on Form 8-A12B filed with the SEC on December 20, 2021, under the Exchange Act, together with any subsequent amendment or report for the purpose of updating such description.

Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

Information furnished under Items 2.02 and 7.01 of any of our Current Reports on Form 8-K, including any related exhibits under Item 9.01, will not be incorporated by reference in this prospectus supplement.

To obtain copies of these filings, see “Where You Can Find More Information.” We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, without charge upon written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for such information to:

AppTech Payments Corp.

5876 Owens Avenue, Suite 100

Carlsbad, California 92008

(760) 707-5959

S-15

PROSPECTUS

$75,000,000

Preferred Stock
Common Stock
Debt Securities
Warrants
Units

From time to time, we may offer and sell shares of preferred stock, common stock, debt securities or warrants to purchase preferred stock, common stock or any combination of these securities, either separately or in units, in one or more offerings in amounts, at prices and on terms that we will determine at the time of the offering. The debt securities and warrants may be convertible into or exercisable or exchangeable for preferred stock, common stock or debt securities and the preferred stock may be convertible into or exchangeable for common stock. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $75,000,000.

Each time we offer securities, we will provide you with specific terms of the securities offered in supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus, any applicable prospectus supplement and the additional information described below under the heading “Where You Can Find More Information” carefully before you invest in any of the securities offered hereby.

Our common stock is currently traded on The Nasdaq Capital Market under the symbol “APCX.” The last reported sale price of our common stock on May 12, 2022 was $0.81 per share.

As of May 12, 2022, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $9,574,823.70, which we calculated based on 16,208,958 shares of outstanding common stock, of which 11,820,770 shares were held by non-affiliates, and a price per share of $0.81 as of May 12, 2022, which is a date within 60 days prior to the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell, pursuant to the registration statement of which this prospectus forms a part, securities in a public primary offering with a value exceeding one-third of the aggregate market value of our outstanding common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus and in the other documents incorporated by reference in this prospectus and the applicable prospectus supplement to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The securities offered by this prospectus may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. We will set forth the names of any underwriters or agents in an accompanying prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

The date of this prospectus is July 15, 2022

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus or any applicable prospectus supplement. We will be offering to sell, and seeking offers to buy, the securities only in jurisdictions whether offers and sales are permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front of those documents.

Unless the context otherwise requires, throughout this prospectus and any applicable prospectus supplement, the words “AppTech,” the “Company,” the “registrant,” “we,” “us,” “our” and similar expressions refer to AppTech Payments Corp., a Delaware corporation, and its subsidiaries (as applicable), and the term “securities” refers collectively to our preferred stock, common stock, debt securities or warrants to purchase preferred stock, common stock or debt securities, or any combination of the foregoing securities.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Using this process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offering transactions up to a total dollar amount of $75,000,000. This prospectus provides a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of that particular offering. Each such prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement we make in a prospectus supplement is inconsistent with statements made in this prospectus or any document incorporated by reference herein, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of the securities described in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sales of securities. To obtain additional information that may be important to you, you should read the exhibits we filed with the registration statement of which this prospectus is a part or our other filings with the SEC. You should read this prospectus, any applicable prospectus supplement and the additional information described below under “Where You Can Find More Information” before making any investment decision with respect to the securities offered hereby.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents incorporated by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus, any applicable prospectus supplement and the documents incorporate by reference regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are subject to risks and uncertainties and are based on information currently available to our management. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “contemplates,” “predict,” “project,” “target,” “likely,” “potential,” “continue,” “ongoing,” “will,” “would,” “should,” “could,” or the negative of these terms and similar expressions or words, identify forward-looking statements. The events and circumstances reflected in our forward-looking statements may not occur and actual results could differ materially from those projected in our forward-looking statements. Meaningful factors that could cause actual results to differ include:

●	our going concern and history of losses;

●	uncertainty associated with anticipated launch of financial services platform or future products;

●	substantial investment and costs associated with new potential revenue streams and their corresponding contractual obligations;

●	dependence on third-party channel and referral partners, who comprise a significant portion of our sales force, for gaining new clients;

●	a slowdown or reduction in our sales in due to a reduction in end user demand, unanticipated competition, regulatory issues, or other unexpected circumstances;

●	uncertainty regarding our ability to achieve profitability and positive cash flow through the commercialization of the products we offer or intend to offer in the future;

●	dependence on third-party payment processors to facilitate our merchant services capabilities;

●	delay in or failure to obtain regulatory approval of financial services platform or any future products in additional countries;

●	our ability to operate our business while timely making payments pursuant to our loan agreements;

●	our need to raise additional financing to fund daily operations and successfully grow our Company;

●	our ability to retain and recruit appropriate employees, in particular a productive sales force;

●	current and future laws and regulations;

●	general economic uncertainty associated with the COVID-19 pandemic;

●	the adverse effects of COVID-19, and its unpredictable duration, in regions where we have customers, employees and distributors;

●	the adverse effects of COVID-19 on processing volumes resulting from (a) limitations on in-person access to our merchants’ businesses or (b) the unwillingness of customers to visit our merchants’ businesses; and

●	the possibility that the economic impact of COVID-19 will lead to changes in how consumers make purchases that we are unable to monetize.

All written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We caution investors not to rely too heavily on the forward-looking statements we make or that are made on our behalf. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Any forward-looking statement made by us in this prospectus speaks only as of the date of this prospectus. We undertake no obligation and specifically decline any obligation to update any of these forward-looking statements after the date of such statements are made, whether as a result of new information, future events or otherwise. Please see, however, any further disclosures we make on related subjects in any annual, quarterly or current reports that we may file with the SEC.

You should read this prospectus, the documents that we reference in this prospectus and the documents that have been filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect.

In addition, you should refer to the section of this prospectus entitled “Risk Factors” as well as the documents we have incorporated by reference for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

PROSPECTUS SUMMARY

Through our scalable cloud-based platform architecture and infrastructure coupled with our commerce experiences development and delivery model, we intend to simplify and streamline digital financial services for corporations, small and midsized enterprises (“SMEs”) and consumers. We will accomplish this through innovative omnichannel payment and digital banking technologies that complement our core merchant services capabilities. We believe there is opportunity to generate significant revenue for the Company the near future by providing innovative commerce solutions and experiences that resonate with clients, their customers, and the market as a whole. Further, our soon to be launched modular platform will equip forward-thinking financial institutions, technology companies, and SMEs with operational efficiencies, such as automated financial controls and reconciliation in addition to manual administration.

Today, our Company’s merchant services solutions provide financial processing for businesses to accept cashless and/or contactless payments, such as credit cards, ACH, wireless payments, and more. Our patented, exclusively licensed, and proprietary merchant services software will offer, new integrated solutions for frictionless digital and mobile payment acceptance including acceptance of alternative payment methods (“APMs”). We are extending and enhancing these capabilities with software that solves for multi-use case, multi-channel, API-driven, account-based issuer processing for card, digital tokens, and payment transfer transactions. Our scalable business model allows for expansive white-labeling, SaaS, and embedded solutions that will drive the digital transformation of financial services and generate diverse revenue streams for our Company.

The financial services industry is going through a period of intensive change driven by the advancement of technology, the adaptation to societal changes resulting from COVID-19, and the rapid rise of contactless transactions. End-users expect ease of use and an enhanced user experience in all their daily financial interactions. In this rapidly evolving digital marketplace, our prospective clients, such as merchants and independent software vendors (“ISVs”), have broad and frequently changing requirements to meet consumer expectations and operational efficiencies to maintain their competitive edge.

Providing basic payment acceptance and “lowest price” models is no longer the winning formula to support the market. These entities recognize that staying competitive in the digital age requires a partner with a platform and services capable of delivering flexibility and growth while streamlining operations to continually deliver increased revenue and profitability opportunities. Our pricing is extremely competitive, but we believe the value we create for financial institutions, technology companies, and SMEs through our technology, deployment model, services and consultative approach will create true differentiation from our competitors.

Our global financial services platform architecture and infrastructure is designed to be flexible and configurable to meet current and future market needs. This will empower our clients to take advantage of future platform development and new innovative digital financial solutions by leveraging off-the-shelf experiences and consuming our APIs. Additionally, by taking a holistic view of all aspects of our clients’ business, including risk, volume, user experience, integration capabilities and technical needs, we will create optimal and extensible financial technology solutions at a rapid pace.

Through exclusive licensing and partnership agreements to complement our patented technology capabilities, we believe we will become leaders in the embedded payment and digital banking sectors by supporting digital, tokenized, multi-channel, embedded API-driven transactions. We intend to accelerate this position through the integration of our merchant services and a secure text payment solution with extensive digital account-based and multi-channel issuer payment processing capabilities. We believe that this will enable us to provide our clients an end-to-end payment acceptance and digital banking solution powering straight-through processing and embedded payment opportunities in the B2B space. We expect to support clients through the development of custom and off-the-shelf experiences by delivering these solutions through public APIs and Webhooks.

A key to the Company’s success and market penetration is the continued development of enterprise-grade, patent protected software for SMS text payments via a mobile device. Our patented technology manages text messaging for processing payments, notification, response, authentication, marketing, advertising, information queries and reports. Once an account is established through a multi-currency digital wallet, neither internet connectivity nor a specific application is required to process payments between merchants and end-users. These features will be particularly beneficial for unbanked and under banked individuals in developing or emerging markets where access to the internet on a mobile device and modern banking institutions may not be readily available. In addition, our software platform will extend merchants’ marketplace capabilities by creating new avenues and channels to request and receive frictionless, digital payments and engaging end-users by utilizing a familiar, convenient, and widely adopted technology.

We believe our technologies will greatly increase the adoption of mobile payments and alternate banking solutions in sectors that must quickly adapt and migrate towards new technologies that facilitate convenient and safe contactless payments. To survive and succeed in this environment, businesses need to adopt new technologies to engage, communicate and process payments with their customers from a supplier that widely supports innovation and adaptation as the industry evolves. By embracing technological advancement in the payment and banking industries, we are well-positioned to meet the growing needs of existing and prospective clients and intend for our current and future products to be at the forefront of solving these accelerated market needs.

Corporate Information

We were originally formed as a Florida corporation on July 2, 1998 as Health Express USA, Inc. On August 29, 2005, we changed our name to CSI Business, Inc and reincorporated as a Nevada corporation. On September 15, 2006, we changed our name to Natural Nutrition Inc. On October 27, 2009, we changed our name to AppTech Corp. We filed Articles of Domestication to change the domicile of the Company from Nevada to Wyoming on July 18, 2011. We reincorporated in Delaware on December 23, 2021 and changed our name to AppTech Payments Corp. Our principal executive offices are located at 5876 Owens Avenue, Suite 100, Carlsbad, California 92008. Our phone number is (760) 707-5959. Our website address is www.apptechcorp.com. We do not incorporate the information on or accessible through our website into this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the specific risks discussed or incorporated by reference into this prospectus and the applicable prospectus supplement, together with all the other information contained in this prospectus and the applicable prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement, including the risks, uncertainties and assumptions discussed under the caption “Risk Factors” in documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and in subsequent filings. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any securities will be described in the applicable prospectus supplement.

Common Stock

General

We currently have authorized 105,263,158 shares of common stock, par value $0.001 per share. As of May 12, 2022, there were 16,208,958 shares of common stock outstanding held of record by 2,407 stockholders. Holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and nonassessable.

The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our restated certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to the section entitled “Where You Can Find More Information” for directions on obtaining these documents.

Voting Rights

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. The holders of our common stock do not have any cumulative voting rights.

Dividends

Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding convertible preferred stock.

Rights Upon Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding convertible preferred stock.

Anti-Takeover Effects of Our Certificate of Incorporation, Bylaws and Delaware Law

Some provisions of Delaware law and our certificate of incorporation and bylaws could make the following transactions more difficult: our acquisition by means of a tender offer; our acquisition by means of a proxy contest or otherwise; or removal of our incumbent officers and directors.

Section 203 of the Delaware General Corporation Law is applicable to takeovers of Delaware corporations. Subject to exceptions enumerated in Section 203, Section 203 provides that a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the date that the stockholder becomes an interested stockholder unless:

●	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, though some shares may be excluded from the calculation; and

●	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and by the affirmative votes of holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Except as specified in Section 203, an interested stockholder is generally defined to include any person who, together with any affiliates or associates of that person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, any time within three years immediately prior to the relevant date. Under certain circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect not to be governed by this section, by adopting an amendment to the certificate of incorporation or bylaws, effective 12 months after adoption. Our restated certificate of incorporation and bylaws do not opt out from the restrictions imposed under Section 203. We anticipate that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with the board because the stockholder approval requirement would be avoided if a majority of the directors then in office excluding an interested stockholder approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. These provisions may have the effect of deterring hostile takeovers or delaying changes in control, which could depress the market price of our common stock and deprive stockholders of opportunities to realize a premium on shares of common stock held by them.

In addition to our board of directors’ ability to issue shares of preferred stock, our restated certificate of incorporation and bylaws contain provisions that may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. Our restated certificate of incorporation and bylaws:

●	authorize the issuance of “blank check” preferred stock that could be issued by our board of directors to thwart a takeover attempt;

●	do not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors;

●	establish a classified board of directors, as a result of which the successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following their election;

●	provide that vacancies on the board of directors, including newly-created directorships, may be filled only by a majority vote of directors then in office;

●	limit who may call special meetings of stockholders;

●	prohibit stockholder action by written consent, requiring all actions to be taken at a meeting of the stockholders; and

●	establish advance notice requirements for nominating candidates for election to the board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transfer Online, Inc. Their address is 512 SE Salmon Street, Portland, Oregon 97214 and their phone number is (503) 227-2950.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “APCX.” We also have warrants listed on the Nasdaq Capital Market under the symbol “APCXW.”

Preferred Stock

General

We currently have authorized 100,000 shares of preferred stock, par value $0.001, the rights and preferences of which may be established from time to time by our board of directors.

Under Delaware law and our certificate of incorporation, our board of directors is authorized, without stockholder approval, to issue shares of preferred stock from time to time in one or more series. Subject to limitations prescribed by Delaware law and our restated certificate of incorporation and bylaws, the board of directors can determine the number of shares constituting each series of preferred stock and the designation, preferences, voting powers, qualifications, and special or relative rights or privileges of that series. These may include provisions concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution of the board or an authorized committee of the board. The preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable.

Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of our common stock might believe to be in their best interests or in which holders of some, or a majority, of our common stock might receive a premium for their shares over the then market price of those shares.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

●	the title and stated value;

●	the number of shares offered, the liquidation preference per share, and the purchase price;

●	the dividend rate(s), period(s), and/or payment date(s), or method(s) of calculation for such dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into AppTech common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

●	voting rights, if any, of the preferred stock;

●	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution, or winding up of the affairs of AppTech; and

●	any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution, or winding up of AppTech.

The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

Series A Preferred Stock

Our certificate of incorporation designates 14 shares of our preferred stock as “Series A Preferred Stock.” As of May 12, 2022 there were 14 shares of Series A Preferred Stock outstanding.

Conversion. Each share of Series A Preferred Stock is convertible, at the option of the respective holder, at any time, into seven hundred eighty (82) fully paid and non-assessable shares of common stock.

Liquidation Preference. The Series A Preferred Stock has no liquidation preference.

Voting Rights. The holders of Series A Preferred Stock and the holders of common stock vote together and not as separate classes. The Series A Preferred Stock is counted on an as-converted basis.

Dividends. The Series A Preferred Stock does not accrue dividends. The holders of Series A Preferred Stock will be entitled to receive dividends and other distributions on a pro rata basis with the holders of common stock on an as-converted basis.

Redemption. The Series A Preferred Stock is not redeemable.

Debt Securities

General

We may issue, from time to time, debt securities in one or more series that will consist of either senior debt or subordinated debt under one or more trust indentures to be executed by us and a specified trustee. The terms of the debt securities will include those stated in the indenture and those made a part of the indenture (before any supplements) by reference to the Trust Indenture Act of 1939. The indentures will be qualified under the Trust Indenture Act. Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.

The following description sets forth certain anticipated general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, investors should review both the prospectus supplement relating thereto and the following description. Forms of the senior indenture (as discussed herein) and the subordinated indenture (as discussed herein) are included as exhibits to the registration statement of which this prospectus is a part.

The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt (as defined in the applicable indenture). Senior securities and subordinated securities will be issued pursuant to separate indentures (respectively, a senior indenture and a subordinated indenture), in each case between us and a trustee.

Except as set forth in the applicable indenture and described in a prospectus supplement relating thereto, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of our board of directors or as established in the applicable indenture. All debt securities of one series need not be issued at the time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series. The applicable indenture may provide that we may issue debt securities in any currency or currency unit designated by us. Except for any limitations on consolidation, merger and sale of all or substantially all of our assets that may be contained in the applicable indenture, the terms of such indenture will not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

The prospectus supplement relating to any series of debt securities being offered will contain the specific terms thereof, including, without limitation:

●	the title of such debt securities and whether such debt securities are senior securities or subordinated securities and the terms of any such subordination;

●	the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

●	the percentage of the principal amount at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such debt securities which is convertible into common stock or preferred stock, or the method by which any such portion shall be determined;

●	the date or dates, or the method for determining the date or dates, on which the principal of such debt securities will be payable;

●	the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which such debt securities will bear interest, if any;

●	the date or dates, or the method for determining such date or dates, from which any interest will accrue, the interest payment dates on which any such interest will be payable, the regular record dates for such interest payment dates, or the method by which any such date shall be determined, the person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

●	the right, if any, to extend the interest payment periods and the duration of the extensions;

●	the place or places where the principal of (and premium, if any) and interest, if any, on such debt securities will be payable, such debt securities may be surrendered for conversion or registration of transfer or exchange and notices or demands to or upon us in respect of such debt securities and the applicable indenture may be served;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities may be redeemed, as a whole or in part, at our option, if we have such an option;

●	our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

●	if other than U.S. dollars, the currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

●	whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currencies) and the manner in which such amounts shall be determined;

●	any additions to, modifications of or deletions from the terms of such debt securities with respect to the events of default or covenants set forth in the indenture;

●	any provisions for collateral security for repayment of such debt securities;

●	whether such debt securities will be issued in certificated and/or book-entry form;

●	whether such debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

●	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

●	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity, and the terms and conditions of any acceleration;

●	if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us;

●	the applicability, if any, of defeasance and covenant defeasance provisions of the applicable indenture;

●	the terms, if any, upon which such debt securities may be convertible into our common stock or preferred stock and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

●	if applicable, any limitations on the ownership or transferability of the common stock or preferred stock into which such debt securities are convertible;

●	whether and under what circumstances we will pay additional amounts as contemplated in the indenture on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment; and

●	any other material terms of such debt securities.

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to these original issue discount securities will be described in the applicable prospectus supplement. The applicable prospectus supplement will set forth material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

The applicable indenture may contain provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.

Senior Debt Securities

Payment of the principal of, premium, if any, and interest on senior debt securities will rank on parity with all of our other senior unsecured and unsubordinated debt.

Subordinated Debt Securities

Payment of the principal of, premium, if any, and interest on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt. We will set forth in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Merger, Consolidation or Sale

The applicable indenture will provide that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, provided that:

●	either we shall be the continuing corporation, or the successor corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any), and interest on, all of the applicable debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;

●	immediately after giving effect to such transaction and treating any indebtedness which becomes our obligation or an obligation of one of our subsidiaries as a result thereof as having been incurred by us or such subsidiary at the time of such transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and

●	an officer’s certificate and legal opinion covering such conditions shall be delivered to the applicable trustee.

Covenants

The applicable indenture will contain covenants requiring us to take certain actions and prohibiting us from taking certain actions. The covenants with respect to any series of debt securities will be described in the prospectus supplement relating thereto.

Events of Default, Notice and Waiver

Each indenture will describe specific “events of default” with respect to any series of debt securities issued thereunder. Such “events of default” are likely to include (with grace and cure periods):

●	default in the payment of any installment of interest on any debt security of such series;

●	default in the payment of principal of (or premium, if any, on) any debt security of such series at its maturity or upon any redemption, by declaration or otherwise;

●	default in making any required sinking fund payment for any debt security of such series;

●	default in the performance or breach of any other covenant or warranty of the Company contained in the applicable indenture (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series), continued for a specified period of days after written notice as provided in the applicable indenture;

●	default in the payment of specified amounts of indebtedness of the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled;

●	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any of our significant subsidiaries or their property; and

●	any other event of default provided in the applicable resolution of our board of directors or the supplemental indenture under which we issue series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. Unless otherwise indicated in the applicable prospectus supplement, if an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than a majority of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amounts may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if:

●	we shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

●	all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture.

If an event of default relating to events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default:

●	in the payment of the principal of (or premium, if any) or interest on any debt security of such series; or

●	in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

Each trustee will be required to give notice to the holders of debt securities within 90 days of a default under the applicable indenture unless such default shall have been cured or waived; provided, however, that such trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series) if specified responsible officers of such trustee consider such withholding to be in the interest of such holders.

Each indenture will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such debt securities at the respective due dates thereof.

Each indenture provides that in case an event of default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to provisions in each indenture relating to its duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under such indenture, unless such holders shall have offered to the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve such trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indenture

Each indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

●	secure any debt securities;

●	evidence the assumption by a successor corporation of our obligations;

●	add covenants for the protection of the holders of debt securities;

●	cure any ambiguity or correct any inconsistency in the indenture;

●	establish the forms or terms of debt securities of any series; and

●	evidence and provide for the acceptance of appointment by a successor trustee.

It is anticipated that modifications and amendments of an indenture may be made by us and the trustee, with the consent of the holders of not less than a majority in principal amount of each series of the outstanding debt securities issued under the indenture that are affected by the modification or amendment, provided that no such modification or amendment may, without the consent of each holder of such debt securities affected thereby:

●	change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on any such debt security;

●	reduce the principal amount of (or premium, if any) or the interest, if any, on any such debt security or the principal amount due upon acceleration of an original issue discount security;

●	change the time or place or currency of payment of principal of (or premium, if any) or interest, if any, on any such debt security;

●	impair the right to institute suit for the enforcement of any such payment on or with respect to any such debt security;

●	reduce any amount payable on redemption;

●	modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated debt securities in a manner adverse to the holders of those securities;

●	reduce the above-stated percentage of holders of debt securities necessary to modify or amend the indenture; or

●	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

A record date may be set for any act of the holders with respect to consenting to any amendment. The holders of not less than a majority in principal amount of outstanding debt securities of each series affected thereby will have the right to waive our compliance with certain covenants in such indenture. Each indenture will contain provisions for convening meetings of the holders of debt securities of a series to take permitted action.

A prospectus supplement may set forth modifications or additions to these provisions with respect to a particular series of debt securities.

Conversion or Exchange Rights

A prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other securities. These terms will also include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. Such provisions will also include the conversion or exchange price (or manner or calculation thereof), the conversion or exchange period, the events requiring an adjustment of the conversion or exchange price, and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities.

Registered Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

●	by the depositary for such registered global security to its nominee;

●	by a nominee of the depositary to the depositary or another nominee of the depositary; or

●	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

●	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

●	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

●	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

●	ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

●	will not be entitled to have the debt securities represented by a registered global security registered in their names;

●	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

●	will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of the Company, the trustee or any other agent of the Company or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these bearer global securities with a common depositary for Euroclear System and Clearstream Banking Luxembourg, Société Anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the position of the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement, the subordination provisions applicable to any subordinated debt securities will be expressly subject to the discharge and defeasance provisions of the indenture.

We may discharge some of our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default (“covenant defeasance”). We may effect defeasance and covenant defeasance only if, among other things:

●	we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding debt securities of the series; and

●	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law.

Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Redemption of Securities

Debt securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.

From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on such redemption date, such debt securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Notices

Holders of our debt securities will receive notices by mail at their addresses as they appear in the security register.

Title

We may treat the person in whose name a debt security is registered on the applicable record date as the owner of the debt security for all purposes, whether or not it is overdue.

Governing Law

Unless otherwise set forth in the applicable prospectus supplement, New York law will govern the indentures and the debt securities, without regard to its conflicts of law principles.

Concerning the Trustee

Each indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in New York, New York.

Each indenture contains limitations on the right of the trustee, should it become a creditor of the Company, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

Warrants

We may issue warrants for the purchase of debt securities, preferred stock, common stock, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, terms and number of shares of preferred stock or common stock or principal amount of debt securities purchasable upon exercise of the warrants;

●	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

●	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

●	the price at which each share of preferred stock, common stock or underlying debt securities purchasable upon exercise of the warrants may be purchased or the manner of determining such price;

●	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	a discussion of certain federal income tax considerations; and

●	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Units

We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

●	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

USE OF PROCEEDS

We currently intend to use the net proceeds from the sale of our securities for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include, among other items, sales and marketing expenditures, research and development, regulatory activities, acquisitions of companies, products, intellectual property or other technology, investments and capital expenditures. As a result, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

DIVIDEND POLICY

We have not declared or paid cash dividends on our common stock since our inception. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend on, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant. Consequently, stockholders will need to sell our securities to realize a return on their investment, if any.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

●	on or through the facilities of The Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

●	to or through a market maker otherwise than on The Nasdaq Capital Market or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Nelson Mullins Riley & Scarborough LLP, Washington, D.C.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of dbbmckennon, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and the securities offered in this prospectus, reference is made to that registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet on the SEC’s website at www.sec.gov. Our common stock is listed on The Nasdaq Capital Market under the symbol “APCX.” General information about our Company, including our Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.apptechcorp.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on, or than can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. Because we are incorporating by reference future filings with the SEC, this prospectus and the accompanying prospectus supplement are continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus and the accompanying prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, the accompanying prospectus supplement or in any document previously incorporated by reference have been modified or superseded. Our periodic reports are filed with the SEC under SEC File Number 0001070050.

We hereby incorporate by reference the following documents:

●	our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 31, 2022;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the SEC on May 10, 2022;

●	those portions of our Definitive Proxy Statement on Schedule 14A for our 2022 Annual Meeting of Stockholders filed with the SEC on March 22, 2022 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021;

●	our Current Reports on Form 8-K filed with the SEC on January 5, 2022, January 10, 2022, February 22, 2022, April 21, 2022, May 6, 2022 and May 27, 2022, in each case only to the extent filed and not furnished; and

●	the description of our common stock contained in our registration statement on Form 8-A (File No. 001-39158) filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on December 20, 2021, including any amendment or reports filed for the purpose of updating such descriptions.

In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, until the offering of the securities offered hereby is terminated or completed, shall be deemed to be incorporated by reference in this prospectus.

Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide each person to whom a prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may obtain copies of these filings, at no cost, through the “Investors” section of our website (www.apptechcorp.com) and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Corporate Secretary

AppTech Payments Corp.

5876 Owens Avenue, Suite 100

Carlsbad, California 92008

(760) 707-5959

22

2,000,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

EF Hutton LLC

March 26, 2024